EXHIBIT 10.22


         Long-Term Sale and Purchase Supplementary Agreement No.3 by and among Farming Bureau, HARC, First Supply and Second Supply, dated May 21, 1999



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Agreement for the Long-Term Sale and Purchase Supplementary Agreement No. 3 by and among Farming Bureau, HARC, First Supply and Second Supply, dated May 21, 1999.



                                       /s/ Wong Wah On
                                       ---------------------------------
                                       Wong Wah On, Financial Controller

            Long-Term Sale and Purchase Supplementary Agreement No. 3


This Agreement is made and entered into by and among:

1. General Bureau of Hainan State Farms (the "Farming Bureau") Registered address: Nongken Street, Xiuying Caobo, Haikou City, Hainan Province.

2. Hainan Zhongwei Agricultural Resources Company Limited ("HARC") Registered address: 6th Floor., Hongyun International Hotel, No. 13 Haixiu Road, Haikou City, Hainan Province

3. First Goods And Materials Supply And Sales Corporation (the "First Supply") Registered address: No. 57 Haixiu Road, Haikou City, Hainan Province

4. Second Goods And Materials Supply And Sales Corporation (the "Second Supply") Registered address: No. 64 Haixiu Road, Haikou City, Hainan Province

WHEREAS:

(1) all the parties to this agreement had entered into "Long-Term Sale and Purchase Agreement", "Long-Term Sale and Purchase Supplementary Agreement" and "Long-Term Sale and Purchase Supplementary Agreement No. 2" dated November 5, 1994, March 30, 1995 and December 31, 1996, respectively;

(2) Farming Bureau has made a "request to reduce the minimum gross profit margin on natural rubber sales" to be earned by HARC, First Supply and Second Supply on May 21, 1999.

NOW THEREFORE, pursuant to mutual agreement, all parties agree that, due to the drastic changes occurred in the domestic natural rubber market, the original
Article 2.2 (3) as set forth in the Long-Term Sale and Purchase Agreement and all of its respective supplementary agreements is amended as follows:

Original:         The selling price of natural rubber as provided by the Farming
                  Bureau and the Hainan State Farms to First Supply and Second
                  Supply are determined by the market condition. The Farming
                  Bureau guarantees First Supply and Second Supply a minimum gross profit margin of 3.5% on natural rubber purchased from the Farming Bureau and the Hainan State Farms.

Amended as: A minimum gross profit margin of 3.5% as set forth in the original article is amended to a minimum gross profit margin of 1.5%. It means that the Farming Bureau guarantees First Supply and Second Supply a minimum gross profit margin of 1.5% on natural rubber purchased from the Farming Bureau and the Hainan State Farms.

This Supplementary Agreement becomes effective on April 1, 1999 and has a term of 15 years. This Supplementary Agreement shall remain effective as long as the Long-Term Sale and Purchase Agreement remains effective. Unless mutually agreed by all parties, this Supplementary Agreement shall not be terminated or amended.

Dated this: May 21, 1999



General Bureau of Hainan State Farms



-----------------------------
Authorized representative


Hainan Zhongwei Agricultural Resources Company Limited



-----------------------------
Authorized representative


First Goods And Materials Supply And Sales Corporation



-----------------------------
Authorized representative


Second Goods And Materials Supply And Sales Corporation



-----------------------------
Authorized representative